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U.S. Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2006

TIME WARNER TELECOM INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-30218	84-1500624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10475 Park Meadows Drive, Littleton, Colorado 80124
(Address of principal executive offices; zip code)

(303) 566-1284
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

        Time Warner Telecom Inc. (the "Company") entered into an Underwriting Agreement (the "Debentures Underwriting Agreement") dated as of March 23, 2006 with Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Wachovia Capital Markets LLC (collectively, the "Debentures Underwriters"), relating to the public offering and sale by the Company of $325,000,000 in aggregate principal amount of 2.375% Convertible Senior Debentures due 2026 (the "Debentures"), and the sale of additional Debentures in an aggregate principal amount of up to $48,750,000 in the event the Debentures Underwriters exercise an over-allotment option. The Debentures Underwriting Agreement provides that, subject to satisfaction of customary closing conditions, the Debentures Underwriters will purchase the Debentures from the Company for 100% of the principal amount of the Debentures (the "Face Amount"), less an underwriting discount of 2.50%, for resale to the public at the Face Amount.

        In addition, the Company entered into an Underwriting Agreement (the "Equity Underwriting Agreement") dated as of March 23, 2006 with American Television and Communications Corporation, TW/TAE, Inc., Advance Telecom Holdings Corp., Samuel I. Newhouse Foundation Inc. (collectively, the "Selling Stockholders"), and Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Wachovia Capital Markets LLC (collectively, the "Equity Underwriters"), relating to the sale by the Selling Stockholders of 19,400,000 shares of the Company's Class A common stock, and up to an additional 2,910,000 shares of the Company's Class A common stock in the event the Equity Underwriters exercise an over-allotment option. The Equity Underwriting Agreement provides that, subject to satisfaction of customary closing conditions, the Equity Underwriters will purchase the shares of Class A common stock from the Selling Stockholders at a price of $14.62 per share (the "Public Offering Price"), less an underwriting discount of 4.25%, for resale to the public at the Public Offering Price. The Company will not receive any proceeds from the sale of shares by the Selling Stockholders.

        The sale of the Debentures by the Company and the sale of shares of Class A common stock by the Selling Stockholders have been registered pursuant to an effective registration statement on Form S-3 (File No. 333-132504) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

ITEM 7.01. Regulation FD Disclosure

        The Company issued press releases on March 24, 2006 relating to the execution of the Debentures Underwriting Agreement and the Equity Underwriting Agreement. Each of the press releases is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(c)
Exhibits

99.1
Press release relating to pricing of $325 million aggregate principal amount of 2.375% Convertible Senior Debentures due 2026.

99.2
Press release relating to pricing of secondary offering of 19.4 million shares of Class A common stock.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIME WARNER TELECOM INC.
Date: March 24, 2006	By:	/s/ TINA DAVIS Tina Davis VP and Deputy General Counsel

Exhibit Index

No.	Description
99.1	Press release relating to pricing of $325 million aggregate principal amount of 2.375% Convertible Senior Debentures due 2026.
99.2	Press release relating to pricing of secondary offering of 19.4 million shares of Class A common stock.

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  ITEM 1.01. Entry Into a Material Definitive Agreement
  ITEM 7.01. Regulation FD Disclosure
  ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index